Exhibit n.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 11, 2020, relating to the financial statement which appears in Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-235966) of PIMCO Dynamic Income Opportunities Fund. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

January 26, 2021